UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 15, 2025

GROVE COLLABORATIVE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40263	88-2840659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Sansome Street San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)
(800) 231-8527
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001	GROV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 15, 2025, the Company filed a Certificate of Retirement with the Secretary of State of the State of Delaware to retire all shares of the Company’s Class B common stock, $0.0001 par value per share (the “Class B Common Stock”). Effective as of 5 p.m., New York City Time, on February 14, 2025, all outstanding shares of Class B Common Stock were converted into shares of the Company’s Class A common stock, par value $0.0001 per share (the “Conversion”). The Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), required that the Company file the Certificate of Retirement following the Conversion.

Effective upon the filing, the Certificate of Retirement amended the Certificate of Incorporation to reduce the total authorized number of shares of capital stock of the Company. The total number of authorized shares of the Company is now 700,000,000, consisting of 600,000,000 shares designated Class A Common Stock and 100,000,000 shares designated Preferred Stock, par value $0.0001 per share. A copy of the Certificate of Retirement is attached as Exhibit 3.1 hereto, which is incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Retirement
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROVE COLLABORATIVE HOLDINGS, INC.

Dated: April 18, 2025

	By:	/s/ Tom Siragusa
	Name:	Tom Siragusa
	Title:	Interim Chief Financial Officer